Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT OF CHARLES A. LEFEBVRE

This First Amendment to the Employment Agreement is made and entered into on February 29, 2008, by and between First Mid-Illinois Bancshares, Inc. (the “Company”), a corporation with its principal place of business located in Mattoon, Illinois, and Charles A. LeFebvre (“Manager”).

WHEREAS, the Company and Manager are parties to an Employment Agreement dated as of April 22, 2007 (the “Employment Agreement”) and now desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Employment Agreement as follows, effective as of April 22, 2007:

By amending Section 2.02 to read as follows:

2.02
Incentive Compensation.  Manager shall not participate in the First-Mid Illinois Bancshares, Inc. Incentive Compensation Plan 2007.  Beginning as of January 1, 2008, Manager shall participate in the Incentive Compensation Plan in accordance with the terms and conditions of such Plan.  Pursuant to the Plan, Manager shall have an opportunity to receive incentive compensation of up to a maximum of 25% of Manager’s annual base salary.  The incentive compensation payable for a particular fiscal year will be based upon the attainment of the performance goals in effect under the Plan for such year and will be paid in accordance with the terms of the Plan and at the sole discretion of the Board.  In addition, beginning April 22, 2007, for each new Trust and Wealth Management relationship developed by Manager, Manager shall be entitled to receive 25% of the estimated annual revenues the Company is likely to receive during the first year following acceptance of the relationship.  This amount will be paid as soon as practicable following the end of the fiscal quarter in which the customer relationship is accepted.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement on the 29 day of February, 2008.

FIRST MID-ILLINOIS BANCSHARES, INC.

By:           /s/ William S. Rowland
Its:           President and Chief Executive Officer

CHARLES A. LEFEBVRE

/s/ Charles A. LeFebvre